EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors and stockholders of Iveda Solutions, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Iveda Solutions, Inc. of our report dated March 29, 2013 with respect to the financial statements of Iveda Solutions, Inc. included in its annual report on Form 10-K for the years ended December 31, 2012 and 2011, filed with the Securities and Exchange Commission.

/s/Albert Wong & Co.

November 27, 2013